UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: July 19, 2007 (Date of earliest event reported)

Umpqua Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia Street, Suite 1200 Portland, Oregon 97258 (address of Principal Executive Offices)(Zip Code) (503) 727-4100 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This Form 8-K/A is filed solely to amend the Form 8-K filed on July 19, 2007, to indicate the filing is under Item 2.02 and not under Item 2.01 as reported on the EDGAR web site.

Item 2.02  Results of Operations and Financial Condition.

     On July 19, 2007, Umpqua Holdings Corporation issued a press release announcing financial results for the second fiscal quarter of 2007. A copy of the press release is attached as Exhibit 99.1.

Item 7.01   Regulation FD Disclosure.

     On July 19, 2007, Umpqua Holdings Corporation announced plans to issue $130 million of new trust preferred securities over the next four months and to use the proceeds to redeem $75 million of trust preferred securities during the third and fourth quarter and to fund previously announced share repurchases and for other corporate purposes.

     Umpqua's forward-looking statements regarding the possible refinancing of trust preferred securities and use of proceeds to fund stock repurchases, which are provided under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are subject to risks and uncertainties and actual results may differ materially from those anticipated and predicted. Specific risk factors are stated in the Company's reports filed with the SEC and also include whether Umpqua will receive regulatory approval to redeem and issue trust preferred securities and whether the funds will be used to fund repurchases.

Item 9.01   Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
99.1 Earnings Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: July 19, 2007	By: /s/ Steven L. Philpott
Steven L. Philpott
Executive Vice President, General Counsel and
Secretary